UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2008
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive		78216-6999
San Antonio, Texas		(Zip Code)
(Address of principal executive offices)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01 Entry into a Material Definitive Agreement.
Effective June 5, 2008, the Compensation Committee of the Board of Directors (the “Committee”) approved an amendment (the “Amendment”) to the 2006 Long-Term Incentive Plan (the “Plan”) to limit the authority of the Committee to accelerate the vesting of awards granted from the Plan to the events of death, disability, retirement, or involuntary termination of employment as the result of a reduction in force program approved by the Board of Directors. Additionally, the Amendment increased the total number of shares authorized for issuance under the Plan from 3,000,000 to 6,000,000 shares of common stock, increased the maximum shares available for option grants from 2,250,000 to 5,250,000 shares and increased the maximum shares available for restricted stock and similar awards defined as Full Value Awards in the Plan from 750,000 to 2,750,000 shares. This increase in shares available under the Plan was approved by our Shareholders at our 2008 Annual Meeting of Shareholders on May 6, 2008. The terms of the increase were described in our Proxy Statement for the 2008 Annual Meeting. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Amendment No. 2 to the Tesoro Corporation 2006 Long-Term Incentive Plan

Index to Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to the Tesoro Corporation 2006 Long-Term Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 10, 2008

TESORO CORPORATION
By:	/s/ Otto C. Schwethelm
Otto C. Schwethelm
Vice President, Chief Financial Officer

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